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                                                                     EXHIBIT 23
[ERNST & YOUNG LLP LETTERHEAD]


                   Independent Accountants' Review Report


Board of Directors
Friedman Industries, Incorporated

We have reviewed the accompanying condensed consolidated balance sheet of Friedman Industries, Incorporated as of December 31, 1995, the related consolidated statements of earnings for the three-month and nine-month periods ended December 31, 1995 and 1994 and the consolidated statements of cash flows for the nine-month periods ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Friedman Industries, Incorporated as of March 31, 1995 and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated May 26, 1995, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of March 31, 1995 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

February 12, 1996                                     /s/ ERNST & YOUNG LLP